United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2002

DIGENE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28194	52-1536128

(State or Other	(Commission File	(IRS Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

1201 Clopper Road
Gaithersburg, Maryland	20878

(Address of Principal	(Zip Code)
Executive Offices)

(301) 944-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

     On June 25, 2002, Digene Corporation, a Delaware corporation (“Digene”), issued a press release announcing that notwithstanding the Federal Trade Commission’s action of June 24, 2002 authorizing its staff to seek a preliminary injunction to block Cytyc Corporation’s (“Cytyc”) proposed acquisition of Digene, Digene continues to support the proposed transaction with Cytyc and is evaluating its options. Cytyc’s offer to purchase for cash and stock all of the outstanding shares of common stock of Digene is scheduled to expire at 11:59 p.m., New York City time, on Thursday, June 27, 2002, unless further extended.

      A copy of Digene’s press release of June 25, 2002 is filed herewith as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS:

(c) Exhibits:

Exhibit No	Description:

99.1	Press Release, dated June 25, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGENE CORPORATION (Registrant)

Date: June 25, 2002	/s/ Charles M. Fleischman By: Charles M. Fleischman Title: President, Chief Operating Officer and Chief Financial Officer

2

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated June 25, 2002